UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2019

J.Crew Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-175075

Delaware	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

225 Liberty Street

New York, New York 10281

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01 Regulation FD Disclosure.

On July 24, 2019, J.Crew Group, Inc. (the “Company”) and Chinos Intermediate Holdings A, Inc. (“Chinos Intermediate”), an indirect parent holding company of the Company, entered into confidentiality agreements (the “Confidentiality Agreements”) with certain holders of loans and securities (the “Ad Hoc Group”) including (i) loans under the Company’s Amended and Restated Credit Agreement, dated as of March 5, 2015, as amended, supplemented, or otherwise modified from time to time (ii) two series of 13% Senior Secured Notes due 2021 (the “Notes”) issued by J.Crew Brand, LLC and J.Crew Brand Corp. and (iii) Series A Preferred Stock of Chinos Holdings, Inc. (“Chinos Holdings”), the direct parent holding company of Chinos Intermediate, regarding potential transactions to enhance the capital structure of the Company, Chinos Holdings and their affiliates (collectively referred to herein as “J.Crew”). In connection with the potential transactions and pursuant to the Confidentiality Agreements, (i) the Company made a proposal to the Ad Hoc Group, information from which is attached as Exhibit 99.1 (the “Company’s Proposal”), (ii) the Company’s management made a presentation to the Ad Hoc Group, information from which is attached as Exhibit 99.2 (the “Company Presentation”), and (iii) the Ad Hoc Group made a proposal to the Company, information from which is attached as Exhibit 99.3 (the “Ad Hoc Group’s Proposal,” and together with the Company’s Proposal and the Company Presentation, the “Confidential Information”). The Confidentiality Agreements have expired and no agreement has been reached among the parties. There are no further discussions scheduled with the Ad Hoc Group at this time. The Company continues to pursue its previously announced strategic alternatives to strengthen its balance sheet.

The Confidential Information was prepared by the Company solely to facilitate a discussion regarding potential transactions between J.Crew and the Ad Hoc Group and outlines the illustrative terms of potential transactions. The Confidential Information was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to J.Crew. The inclusion of the Confidential Information should not be regarded as an indication that J.Crew or any third party consider the Confidential Information to be a reliable prediction of future events, and the Confidential Information should not be relied upon as such. The Confidential Information includes certain potential values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of J.Crew or any third party and should not be relied upon as such. Neither J.Crew nor any third party has made or makes any representation to any person regarding the accuracy of any Confidential Information or the ultimate outcome of any potential restructuring transaction, and none of them undertakes any obligation to publicly update the Confidential Information to reflect circumstances existing after the date when the Confidential Information was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Confidential Information are shown to be in error. In the event any transaction occurs in the future, the terms of any such transaction may be materially different than the terms set forth in the Confidential Information. However, no assurance can be given that any such transaction will occur at all.

The information in this report under Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Company’s Proposal
99.2	Company Presentation
99.3	Ad Hoc Group’s Proposal

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

J.CREW GROUP, INC.

Date: September 13, 2019	By:	/s/ VINCENT ZANNA
Vincent Zanna
Chief Financial Officer and Treasurer

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